May 6, 2008

GTX Corp
117 West 9th Street
Los Angeles, CA 90015

Re: Investment Banking & Advisory Agreement

Meyers Associates LP, a New York limited partnership engaged in business as a FINRA registered securities brokerage firm (“MA”) has been engaged non exclusively by GTX, Corp (the Issuer”) to assist the Issuer in obtaining a $200,000 investment from Chestnut Ridge Partners LP and $25,000 from another accredited investor (the “Investors”) for it its $2,000,000 Units offering. The signature by you below will confirm our mutual agreement with respect to the placement fee we will be entitled to receive for the introduction, through MA, to the Investors (the “Introduced Party”) who consummate an investment in the Issuer (the “Investment”). For the purposes of this Agreement, we are referred to herein as the Selling Agent, (“SA”)

In the event an Introduced Party invests in GTX (the “Investment”), the Issuer will issue to the Selling Agent or the Selling Agent’s designees, upon the execution of the final agreement with the Introduced Party and the receipt of the Investment by Issuer the compensation as per paragraph 1 below:

1. Compensation.

(a)  The Selling Agent shall be entitled, on the Closing Date, as compensation for Meyers’ services as Selling Agent under this Agreement, to selling commissions equal to 10 % of the gross proceeds received by the Company from the sale of the Units solely to Investors introduced by MA plus 10% warrant coverage (warrants to purchase common stock at $1.50 per share in an amount equal to the product of 10% times the total number of Units purchased solely by the Investors) (the “Selling Agent’s Fees”).

2. Representations and Warranties of the Selling Agent.

The Selling Agent represents and warrants to and covenants with the Company as follows:

(a) The Selling Agent is duly incorporated and validly existing and in good standing under the laws of its state of incorporation.

(b) The Selling Agent is, and at the time of the Closing will be, a member in good standing of FINRA.

(c) Sales of Units by the Selling Agent will only be made in such jurisdictions in which the Selling Agent or a Selling Group Member is a registered broker-dealer or where an applicable exemption from such registration exists.

(d) Offers and sales of Units by the Selling Agent will be made only in accordance with this Placement Agreement and in compliance with the provisions of Section 4(2) and Section 4(6) of the Act and Rule 506 of Regulation D promulgated thereunder (it being understood and agreed that the Selling Agent shall be entitled to rely upon the information and statements provided by the Investor in the Purchase Agreement), and the Selling Agent will furnish to each investor a copy of the Offering Documents prior to accepting any subscription for the Units.

3. The Company agrees that, it shall not solicit any offer to buy from or offer to sell any Investor, directly or indirectly, any securities of the Company or of any other entity, or provide the name of any such person to any other securities broker or dealer or selling agent. In the event that the Company or any of its affiliates, directly or indirectly, solicits, offers to buy from or offers to sell to any such person any such securities, or provides the name of any such person to any other securities broker or dealer or selling agent, and such person purchases such securities or purchases securities from any other securities broker or dealer or selling agent, the Company shall pay to the Selling Agent an amount equal to 10% of the aggregate purchase price of the securities so purchased by such person.

Any notices hereunder shall be sent to the Selling Agent at the addresses set forth below. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

This Agreement has been made in the State of California and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law. It is further agreed that any suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the federal district or state courts situated in the State of California. No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement.

This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

Sincerely yours,

MEYERS ASSOCIATES LP
By: Meyers Jansen Securities Corp
General Partner

By: /s/ Bruce Meyers
Bruce Meyers
President

AGREED and CONFIRMED:

BY: GTX CORP

/s/ Patrick E. Bertagna

May 6, 2008